Exhibit 99.1

Contacts
Zhone Investor Relations:	Zhone Public Relations:
Tel: +1 510.777.7013	Tel: +1 404.460.8578
Fax: +1 510.777.7001	E: aurora.arlet@edelman.com
E: investor-relations@zhone.com

Zhone Technologies Reports Fourth Quarter 2013 Financial Results

Oakland, CA—January 22, 2014—Zhone Technologies, Inc. (NASDAQ: ZHNE), a global leader in FTTx network access solutions, today reported its financial results for the fourth quarter of 2013, ended December 31, 2013.

Revenue for the fourth quarter of 2013 was $32.3 million, compared to $31.5 million for the third quarter of 2013 and $28.3 million for the fourth quarter of 2012. Net income for the fourth quarter of 2013, calculated in accordance with generally accepted accounting principles (“GAAP”), was $1.4 million or $0.04 per share compared with net income of $1.6 million or $0.05 per share for the third quarter of 2013 and net income of $0.7 million or $0.02 per share for the fourth quarter of 2012. Adjusted earnings before stock-based compensation, interest, taxes, and depreciation (“adjusted EBITDA”) was an adjusted EBITDA profit of $1.6 million for the fourth quarter of 2013, compared to an adjusted EBITDA profit of $1.8 million for the third quarter of 2013 and an adjusted EBITDA profit of $0.9 million for the fourth quarter of 2012.

“When we entered 2013, our primary financial goal was to generate profitability for the year as a whole,” stated Mory Ejabat, Zhone Technologies’ chief executive officer. “Having achieved both top line growth and profitability, we enter 2014 with two primary financial objectives: generating continued revenue growth and improving profitability. Our industry leading MxK and new FiberLAN Optical LAN Solution make us optimistic that we can continue toward that path adding momentum as we move forward.”

Cash and cash equivalents at December 31, 2013 was $15.7 million compared to $11.1 million at December 31, 2012.

Zhone will conduct a conference call and audio webcast today, January 22, 2014, at approximately 2:00 p.m. PT / 5:00 p.m. ET to review its fourth quarter 2013 results. This call is open to the public by dialing +1 (877) 415-3183 for U.S. callers and +1 (857) 244-7326 for international callers and then entering passcode 67293561. The audio webcast will be simultaneously available on the Investor Relations section of Zhone’s website at http://www.zhone.com/investors/.

A replay of the conference call will be available after the original call by dialing +1 (888) 286-8010 for U.S. callers and +1 (617) 801-6888 for international callers and then entering passcode 89416110. An audio webcast replay will also be available online at http://www.zhone.com/investors/ for approximately one week following the original call.

Non-GAAP Financial Measures

To supplement Zhone’s consolidated financial statements presented in accordance with GAAP, Zhone uses adjusted EBITDA, a non-GAAP measure Zhone believes is appropriate to enhance an overall understanding of Zhone’s past financial performance and prospects for the future. These adjustments to GAAP results are made with the intent of providing greater transparency to supplemental information used by management in its financial and operational decision-making. These non-GAAP results are among the primary indicators that management uses as a basis for making operating decisions because they provide meaningful supplemental information regarding the Company’s operational performance, including the Company’s ability to provide cash flows to invest in research and development, and to fund capital expenditures. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results and comparisons to competitors’ operating results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. A reconciliation between net loss calculated on a GAAP basis and adjusted EBITDA on a non-GAAP basis is provided in a table immediately following the Unaudited Condensed Consolidated Statements of Comprehensive Income (Loss).

About Zhone Technologies

Zhone Technologies, Inc. (NASDAQ: ZHNE) is a global leader in all IP multi-service access solutions, serving more than 750 of the world’s most innovative network operators. The IP Zhone is the only solution that enables service providers to build the network of the future…today, supporting end-to-end Voice, Data, Entertainment Social Media, Business, Mobile Backhaul and Mobility service. Zhone is committed to building the fastest and highest quality All IP Multi-Service solution for its customers. Zhone is headquartered in California and its products are manufactured in the USA in a facility that is emission, waste-water and CFC free.

Zhone, the Zhone logo, and all Zhone product names are trademarks of Zhone Technologies, Inc. Other brand and product names are trademarks of their respective holders. Specifications, products, and/or products names are all subject to change without notice.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions are intended to identify forward-looking statements. In addition, forward-looking statements include, among others, statements that refer to financial estimates; projections of revenue, margins, expenses or other financial items. Readers are cautioned that actual results could differ materially from those expressed in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, commercial acceptance of the Company’s products; intense competition in the communications equipment market; the Company’s ability to execute on its strategy and operating plans; and economic conditions specific to the communications, networking, internet and related industries. In addition, please refer to the risk factors contained in the Company’s SEC filings available at www.sec.gov, including without limitation, the Company’s annual report on Form 10-K for the year ended December 31, 2012 and the Company’s quarterly report on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013, and September 30, 2013. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements for any reason.

ZHONE TECHNOLOGIES, INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Comprehensive Income (Loss)

(In thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Net revenue	$32,306	$31,515	$28,290	$122,248	$115,385
Cost of revenue	20,197	19,608	17,890	76,116	79,038
Stock-based compensation	—	—	—	—	63

Gross profit	12,109	11,907	10,400	46,132	36,284

Operating expenses:
Research and product development (1)	3,812	3,934	3,707	15,326	18,542
Sales and marketing (1)	5,620	4,644	4,788	20,159	19,304
General and administrative (1)	1,283	1,702	1,100	6,199	7,218

Total operating expenses	10,715	10,280	9,595	41,684	45,064

Operating income (loss)	1,394	1,627	805	4,448	(8,780)
Other income (expense), net	2	(25)	(45)	(92)	(111)

Income (loss) before income taxes	1,396	1,602	760	4,356	(8,891)
Income tax provision (benefit)	(36)	6	61	42	124

Net income (loss)	$1,432	$1,596	$699	$4,314	$(9,015)

Other comprehensive income (loss)	(38)	(30)	3	(151)	(21)

Comprehensive income (loss)	$1,394	$1,566	$702	$4,163	$(9,036)

Weighted average shares outstanding
Basic	31,896	31,480	31,114	31,429	31,010
Diluted	34,287	33,344	31,114	33,021	31,010
Earnings per common share
Basic	$0.04	$0.05	$0.02	$0.14	$(0.29)
Diluted	$0.04	$0.05	$0.02	$0.13	$(0.29)
(1) Amounts include stock-based compensation costs as follows:
Research and product development	$1	$1	$—	$2	$297
Sales and marketing	1	1	—	2	250
General and administrative	55	53	48	420	704

	$57	$55	$48	$424	$1,251
GAAP net income (loss)	$1,432	$1,596	$699	$4,314	$(9,015)
Stock-based compensation	57	55	48	424	1,314
Interest expense	11	25	49	85	102
Income taxes	(36)	6	61	42	124
Depreciation	101	92	82	367	316

Non-GAAP Adjusted EBITDA income (loss)	$1,565	$1,774	$939	$5,232	$(7,159)

ZHONE TECHNOLOGIES, INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	December 31, 2013	December 31, 2012
Assets
Current assets:
Cash, cash equivalents and short-term investments	$15,686	$11,119
Accounts receivable	33,328	25,820
Inventories	19,562	21,404
Prepaid expenses and other current assets	2,269	2,590

Total current assets	70,845	60,933
Property and equipment, net	718	583
Other assets	254	208

Total assets	$71,817	$61,724

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$12,689	$7,229
Line of credit	10,000	10,000
Accrued and other liabilities	8,865	8,836

Total current liabilities	31,554	26,065
Other long-term liabilities	2,704	3,719

Total liabilities	34,258	29,784

Stockholders’ equity:
Common stock	32	31
Additional paid-in capital	1,074,294	1,072,839
Other comprehensive income	65	216
Accumulated deficit	(1,036,832)	(1,041,146)

Total stockholders’ equity	37,559	31,940

Total liabilities and stockholders’ equity	$71,817	$61,724

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